Exhibit 23.1

Independent Auditor’s Consent

We consent to the incorporation by reference in the following documents:

1. Registration Statement No. 333-265301 on Form S-3 of Olympic Steel, Inc.;

2. Registration Statement No. 333-259306 on Form S-8 pertaining to the Olympic Steel, Inc. Amended and Restated 2007 Omnibus Incentive Plan;

3. Registration Statement No. 333-211023 on Form S-8 pertaining to the Olympic Steel, Inc. Amended and Restated 2007 Omnibus Incentive Plan; and

4. Registration Statement No. 333-143900 on Form S-8 pertaining to the Olympic Steel, Inc. Olympic Steel, Inc. 2007 Omnibus Incentive Plan;

of our report dated February 10, 2023, with respect to the balance sheet of Metal-Fab, Inc. as of December 31, 2022, and the related statements of income, stockholders’ equity and cash flows for the year ended December 31, 2022, appearing in Olympic Steel Inc.’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on March 21, 2023.

/s/ FORVIS, LLP

Wichita, Kansas

March 21, 2023